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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 26, 1999



                            Prison Realty Trust, Inc.
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             (Exact name of registrant as specified in its charter)

         Maryland                       0-25245                  62-1763875
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)

        10 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215
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          (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code: (615) 263-0200

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

EQUITY INVESTMENT.

         Prison Realty Trust, Inc., a Maryland corporation (the "Company"), has entered into a definitive securities purchase agreement with a new company formed by a group of investors providing for the purchase of preferred stock and warrants of the Company (the "Securities Purchase Agreement"). The investor group is led by an affiliate of Fortress Investment Group LLC and affiliates of The Blackstone Group, together with Bank of America or its affiliates (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement (a copy of which is filed herewith as Exhibit 10.1 and incorporated herein in its entirety), the Investors will initially purchase, for an aggregate purchase price of up to $315.0 million (subject to reduction as described below): (i) the Company's 12% cumulative convertible preferred stock (the "Preferred Stock"), having an initial conversion price of $6.50 per share and convertible into approximately 48.5 million shares of the Company's common stock; and (ii) warrants to purchase up to 14% of the Company's common stock, on a fully diluted basis (approximately 29.5 million shares), at an initial exercise price of $7.50 per share (the "Warrants").

         In connection with the Investors' purchase of the Preferred Stock and the Warrants, the Company will conduct a rights offering (the "Rights Offering") in which existing common stockholders of the Company will receive non-transferable rights to purchase up to an aggregate of $75.0 million of a separate series of the Company's convertible preferred stock (convertible into approximately 11.5 million shares of the Company's common stock) and warrants to purchase up to 3% of the Company's common stock, on a fully diluted basis (approximately 6.3 million shares), each with the same economic terms as the Preferred Stock and Warrants to be issued to the Investors. If the Company's stockholders choose to exercise rights granted to them, the aggregate amount of Preferred Stock and Warrants purchased by the Investors will be reduced accordingly. Under the terms of the Securities Purchase Agreement, the Company will be required to terminate the Rights Offering prior to selling any shares of preferred stock or warrants thereunder if the Company's stockholders do not exercise rights to purchase a minimum of $10.0 million of preferred stock and warrants.

         If the Investors make the full $315.0 million investment, the Investors would own, assuming exercise of all of the Warrants and conversion of all of the Preferred Stock, approximately 38% of the Company's common stock, on a fully diluted basis. It is anticipated that the closing of the initial purchase by the Investors will take place during the second quarter of 2000. The Investors have also agreed to purchase, if and when requested by the Company, up to an additional $35.0 million of Preferred Stock in one or more tranches at any time within eighteen (18) months from the date of the initial closing, in which event the Investors would own approximately 39.6% of the Company's common stock on a fully diluted basis. In addition, until the fifth (5th) anniversary of the initial issuance of the Preferred Stock and the Warrants (but only for so long as the Investors own any shares of Preferred Stock or Warrants), the Investors will have a contractual preemptive right to maintain their ownership interest in the Company in the event of any issuance (with certain limited


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exceptions) of securities by the Company. The Securities Purchase Agreement also provides that, subject to certain exceptions, the Investors may not directly or indirectly acquire, for a period of three (3) years from the date of the initial issuance of the Preferred Stock and the Warrants, shares of common stock which would cause the Investors to own more than 45% of the Company's common stock (or securities convertible into common stock), on a fully diluted basis.

         The shares of Preferred Stock issued to the Investors will yield cash dividends equal to 12% per annum, and, at the option of the Investors, may be redeemed by the Company at a price which provides a total return of 18% per annum, compounded quarterly (inclusive of cash dividends actually paid by the Company), at any time following the later of (i) the fifth (5th) anniversary of the issuance date of the Preferred Stock or (ii) the 91st day following the Company's repayment of the entire outstanding principal amount ($100.0 million) of its 12% Senior Notes, due June 2006 (the "Senior Notes"). The Company may also redeem the shares of Preferred Stock at a price which provides a total return of 18% per annum, compounded quarterly (inclusive of cash dividends actually paid by the Company), at any time following six (6) months after the later of (i) the fifth (5th) anniversary of the issuance date of the Preferred Stock or (ii) the 91st day following the Company's repayment of the entire outstanding principal amount of the Senior Notes. In the event of a "change of control" of the Company, the Investors may require the Company to redeem the Preferred Stock upon the terms set forth above. The Investors may convert the Preferred Stock into shares of the Company's common stock at any time, at an initial conversion price of $6.50. The conversion price of the Preferred Stock is subject to adjustment if, among other things, (i) the Company is required to indemnify the Investors pursuant to the terms of its indemnification obligations under the Securities Purchase Agreement, (ii) the Company becomes obligated to make any payment or series of payments in excess of $50.0 million as a result of certain securities litigation currently pending against the Company (the "Securities Litigation"), or (iii) the Company effects certain dividends or distributions on, or issuances of, its equity securities.

         The initial exercise price of the Warrants is $7.50 per share, and the Warrants may be exercised at any time for a period of fifteen (15) years from the date of issuance of the Warrants. The exercise price of the Warrants is subject to adjustment upon the same terms and conditions as the Preferred Stock.

         Pursuant to the terms of a registration rights agreement by and between the Company and the Investors (the "Registration Rights Agreement"), the holders of the Preferred Stock and the Warrants will also have customary registration rights (including six (6) demand registrations and unlimited incidental or piggyback registrations). The Registration Rights Agreement also contains customary provisions regarding registration procedures and indemnification obligations.

         The Securities Purchase Agreement provides that the Company, Corrections Corporation of America ("CCA"), Prison Management Services, Inc. ("PMSI") and Juvenile and Jail Facility Management Services, Inc. ("JJFMSI") will pay to the Investors an aggregate transaction fee of $15.7 million, to be paid upon the earlier of (i) the issuance of the Preferred Stock and Warrants by the Company; (ii) four (4) months from December 26, 1999; or; (iii) the completion of an alternative financing by the Company.



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         In addition, the Securities Purchase Agreement provides that the
Company, CCA, PMSI and JJFMSI will not solicit or encourage any inquiries or the making of any proposal with respect to any merger, consolidation, transfer of substantial assets, sale or similar transaction or participate in discussions regarding the same, or enter into a letter of intent or similar understanding regarding such a transaction, provided, however, that the Company, CCA, PMSI and JJFMSI will not be precluded from discussing or negotiating with a third party that makes a written proposal regarding a significant equity investment or the acquisition of substantially all of the assets of one or more of the companies, if the Boards of Directors of the applicable companies determine in good faith that their fiduciary duties so require. If, prior to the consummation of the Investors' purchase of the Preferred Stock and the Warrants, or during a period of one year following any termination of the Securities Purchase Agreement (other than termination due solely to the Investors' unwillingness to proceed with the investment), either the Company, CCA, PMSI or JJFMSI enter into an agreement with a third party without the consent of the Investors providing for the issuance of equity or convertible securities, in one
(1) or a series of transactions, with proceeds in excess of $100.0 million or providing for any merger, consolidation, transfer of substantial assets, any tender or exchange offer or similar transaction involving the companies, then the companies shall pay the Investors a fee of $7.5 million.

COMBINATION.

         In connection with the foregoing, and as a condition to the completion of the Investors' purchase of the Preferred Stock and the Warrants, the Board of Directors of the Company has unanimously approved an Agreement and Plan of Merger (a copy of which is filed herewith as Exhibit 2.1 and incorporated herein in its entirety), pursuant to which each of CCA, PMSI and JJFMSI will be merged with and into separate, newly-formed, wholly-owned subsidiaries of the Company (the "Combination"). Each of the mergers is intended to qualify as a tax-free reorganization. The shareholders of CCA, PMSI and JJFMSI will receive an aggregate of approximately $13.2 million of the Company's common stock in the Combination, which stock will be subject to certain restrictions on transfer and vesting provisions. In connection with the Combination, each of Sodexho Alliance, S.A. and the Baron Asset Fund will sell their shares of CCA common stock to the Company in exchange for a cash amount equal to their initial investment in CCA ($8.0 million each) (the "CCA Stock Purchase"). The Company will also purchase, for cash, the stock of certain shareholders of each of PMSI and JJFMSI prior to the completion of the Combination for a total of $10.6 million (collectively, the "Service Company Stock Purchases").

         In connection with the Combination, the Company will elect not to be treated as a real estate investment trust, or REIT, into a subchapter C corporation for federal income tax purposes and will change its name to Corrections Corporation of America. In anticipation of the Company's expected conversion to a C corporation, no further dividends of any kind will be paid on the Company's common stock pending stockholder approval of the Combination and related conversion to a C corporation, as well as the issuance of the Preferred Stock and Warrants to the Investors.

CONDITIONS TO COMPLETION OF THE TRANSACTIONS.

         The obligation of the Investors to consummate the purchase of the Preferred Stock and the Warrants is subject to the satisfaction of certain customary conditions, as well as the following additional conditions: (i) stockholder approval of the issuance of the Preferred Stock and the Warrants to the Investors; (ii) the satisfaction by the Company of certain financial covenants, including covenants relating to the Company's EBITDA for the first fiscal quarter of 2000 and covenants relating to the Company's net debt immediately prior to the initial closing of the Investors' purchase; (iii) the absence of any "material adverse change" in the business or operations


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of the Company; (iv) the resolution of the Securities Litigation on terms satisfactory to the Investors or the Company's acquisition of insurance regarding the Securities Litigation in a form satisfactory to the Investors; and
(v) the completion of the Combination. The completion of the Combination, in turn, is subject to the satisfaction of certain conditions, including, among others, (i) approval by the Company's stockholders of the Company's conversion to a C corporation (which will require the affirmative vote of two-thirds of the Company's capital stock entitled to vote thereon), (ii) completion of the CCA Stock Purchase and the Service Company Stock Purchases (which is subject to the approval of the shareholders of such respective companies), and (iii) antitrust clearance.

FINANCINGS.

         In addition to the foregoing conditions, the Securities Purchase Agreement provides that the Investors' purchase of the Preferred Stock and the Warrants is conditioned upon the refinancing of the Company's existing bank indebtedness through a new $950.0 million term facility and a new $250.0 million revolving facility, as provided for in a Commitment Letter from Credit Suisse First Boston ("CSFB") attached hereto as a part of Exhibit 10.1 and led by CSFB and Lehman Brothers (the "Senior Secured Facility"). The facility will replace the Company's existing $1.0 billion credit facility and, as such, borrowings under the Senior Secured Facility, together with the proceeds from the Investors' purchase of the Preferred Stock and the Warrants and the Rights Offering, will be used by the Company to repay existing bank indebtedness of the Company and certain existing bank indebtedness of CCA, PMSI and JJFMSI and to effect the Combination and pay certain transaction costs associated with the Investors' purchase of the Preferred Stock and the Warrants, the Rights Offering and the Combination. The balance of the proceeds from the initial borrowings under the Senior Secured Facilities, the Investors' purchase of the Preferred Stock and the Warrants and the Rights Offering will be used for construction of correctional and detention facilities and for general corporate purposes. The Company also has engaged CSFB and Lehman Brothers with respect to potential capital market transactions that could include high-yield debt financing in lieu of a portion of the Senior Secured Facility on terms customary to high-yield debt financing transactions.

MANAGEMENT.

         Immediately after the closing of the Investors' purchase of the Preferred Stock and Warrants and the Combination, the Board of Directors of the Company will consist of ten (10) directors, of which four (4) shall be designated by the Investors, four (4) shall be designated from the Company's current Board of Directors and two (2) shall be designated jointly by the Investors and the Company's existing Board of Directors. Two members of the Company's management, as in place immediately after the closing, and additional designees of the Investors, shall have the right to attend and participate in all meetings of the Board of Directors in a non-voting capacity.

         Under the terms of the Securities Purchase Agreement, an Investment Committee of the Board of Directors will be created and will consist of the directors designated by the Investors and additional directors from the remainder of the Board, such that the directors designated by the Investors comprise a majority of such committee. The Investment Committee will have the


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exclusive power to: (i) authorize any incurrence, modification, amendment or waiver of indebtedness by the Company; (ii) approve any capital expenditure by the Company; and (iii) approve acquisitions and business expansions (not subject to stockholder approval), including, but not limited to, approving new correctional and detention facility management agreements or leases for the Company's facilities. In addition, without the affirmative vote of the Investment Committee, the Board of Directors will not: (i) declare a common dividend or authorize the issuance or sale of securities (including rights or options related thereto, other than employee options or similar rights approved by the Board's Compensation Committee); (ii) recommend any action to the stockholders which requires stockholder approval; (iii) amend the charter or bylaws of the Company, or increase the number of directors of the Company; (iv) approve the appointment or termination of any executive officer of the Company; or (v) approve any merger, consolidation, share exchange or sale of substantial assets which does not require stockholder approval.

         In connection with the foregoing, Doctor R. Crants has resigned as Chairman of the Board of the Company, effective immediately. In addition, Mr. Crants will resign from his position as Chief Executive Officer of the Company as of the initial closing of the Investors' purchase of Preferred Stock and Warrants. Also effective immediately, Thomas W. Beasley has been appointed to the Company's Board and will serve as its Chairman on an interim basis, and he will assume the position of interim Chief Executive Officer following the closing of the transactions. J. Michael Quinlan, currently President and Chief Operating Officer of CCA, will continue to serve in that capacity and has become interim President of the Company, replacing D. Robert Crants, III, who has resigned effective immediately. The Company has commenced a search for a permanent Chief Executive Officer and Chief Financial Officer.

         This Form 8-K contains forward-looking statements within the meaning of
Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended, including statements relating to the amount and timing of the proposed offering transactions. These projections are not projections or assured results. The Company's actual results could differ materially from those set forth in the forward-looking statements due to a variety of factors, including but not limited to, changing market conditions. The Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances. Accordingly, investors and other individuals should not place undue reliance on such statements.


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ITEM 7(C). EXHIBITS.

The following exhibits are filed as part of this Current Report.

2.1 Agreement and Plan of Merger, dated as of December 26, 1999 (the "Agreement and Plan of Merger"), by and among the Company, CCA Acquisition Sub, Inc. ("CCA Sub"), PMSI Acquisition Sub, Inc. ("PMSI Sub") and JJFMSI Acquisition Sub, Inc. ("JJFMSI Sub") and CCA, PMSI and JJFMSI (certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the "Commission") upon request)

10.1 Securities Purchase Agreement, dated as of December 26, 1999, by and between the Company, CCA, PMSI, and JJFMSI, on the one hand, and Prison Acquisition Company, L.L.C., on the other hand, including: (i) as Exhibit A thereto, the Agreement and Plan of Merger (filed as Exhibit
         2.1 of this Current Report); (ii) as Exhibit B thereto, the Form of Articles of Amendment and Restatement of Prison Realty (filed herewith); (iii) as Exhibit C thereto, the Amended and Restated Bylaws of Prison Realty (filed herewith); (iv) as Exhibit D thereto, the Form of Articles Supplementary for Series B Cumulative Convertible Preferred Stock (filed herewith); (v) as Exhibit E thereto, the Form of Warrant (filed herewith); (vi) as Exhibit F thereto, the Form of Articles Supplementary for Series C Cumulative Convertible Preferred Stock (filed herewith); (vii) as Exhibit G thereto, the Form of Registration Rights Agreement (filed herewith); and (viii) as Exhibit H thereto, the Financing Commitment Letter (filed herewith) (certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

99.1     Company Press Release, dated December 27, 1999




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the undersigned Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 28, 1999                  PRISON REALTY TRUST, INC.



                                         By: /s/ Doctor R. Crants
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                                         Its: Chief Executive Officer
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                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibits
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2.1               Agreement and Plan of Merger, dated as of December 26, 1999
                  (the "Agreement and Plan of Merger"), by and among the Company, CCA Acquisition Sub, Inc. ("CCA Sub"), PMSI
                  Acquisition Sub, Inc. ("PMSI Sub") and JJFMSI Acquisition Sub,
                  Inc. ("JJFMSI Sub") and CCA, PMSI and JJFMSI (certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the "Commission") upon request)

10.1 Securities Purchase Agreement, dated as of December 26, 1999, by and between the Company, CCA, PMSI, and JJFMSI, on the one hand, and Prison Acquisition Company, L.L.C., on the other hand, including: (i) as Exhibit A thereto, the Agreement and Plan of Merger (filed as Exhibit 2.1 of this Current Report);
                  (ii) as Exhibit B thereto, the Form of Articles of Amendment and Restatement of Prison Realty (filed herewith); (iii) as Exhibit C thereto, the Amended and Restated Bylaws of Prison Realty (filed herewith); (iv) as Exhibit D thereto, the Form of Articles Supplementary for Series B Cumulative Convertible Preferred Stock (filed herewith); (v) as Exhibit E thereto, the Form of Warrant (filed herewith); (vi) as Exhibit F thereto, the Form of Articles Supplementary for Series C Cumulative Convertible Preferred Stock (filed herewith); (vii) as Exhibit G thereto, the Form of Registration Rights Agreement (filed herewith); and (viii) as Exhibit H thereto, the Financing Commitment Letter (filed herewith) (certain schedules and exhibits to this document are omitted from this filing, and the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request).

99.1              Company Press Release, dated December 27, 1999










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